Exhibit 4.1

WARRANT AGREEMENT

Dated as of December 3, 2003

by and among

ABOVENET, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

WARRANT AGREEMENT

TABLE OF CONTENTS*

*              This Table of Contents does not constitute a part of this Warrant Agreement or have any bearing upon the interpretation of any of its terms or provisions.

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of December 3, 2003 (the “Warrant Agreement”) between AboveNet, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company is required to issue Common Stock Purchase Warrants, as hereinafter described (the “Warrants”), to purchase up to an aggregate of 709,459 shares of Common Stock (as defined below), in accordance with that certain Second Amended Plan of Reorganization of the Company, as amended and supplemented, dated July 1, 2003 (the “Plan”) and the order confirming the Plan dated and entered August 21, 2003 by the Honorable Adlai S. Hardin, Jr. United States Bankruptcy Judge in proceedings before the United States Bankruptcy Court for the Southern District of New York.

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual Warrant Agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

SECTION 1.           Certain Definitions; General Interpretive Principles.

(a)           Certain Definitions.  As used in this Warrant Agreement, the following terms shall have the following respective meanings:

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. §§ 101-1331, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

“Company” means AboveNet, Inc., a Delaware corporation, and its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Effective Date” means September 8, 2003.

“Exercise Price” means the purchase price per Common Shares to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $20.00 per share, subject to adjustment from time to time pursuant to Section 11 hereof.

“Expiration Date” means September 8, 2008.

“Holder” means a person registered as the owner of the Warrants.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant Agent” means American Stock Transfer & Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

“Warrant Shares” means the Common Shares issued or issuable upon the exercise of the Warrants.

(b)           General Interpretative Principles.  For purposes of this Warrant Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined herein include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)           accounting terms not otherwise defined herein have the meanings given to them in accordance with generally accepted accounting principles;

(iii)          references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions hereof;

(iv)          a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular provision;

(vi)          the words “include” and “including” shall mean without limitation by reason of enumeration; and

(vii)         the headings in this Warrant Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Warrant Agreement.

SECTION 2.           Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 3.           Issuance of Warrants; Warrant Certificates.  The Warrants will be issued in global form (the “Global Warrants”), substantially in the form of Exhibit A (including as footnoted) and in definitive form (the “Definitive Warrants”), substantially in the form of Exhibit A (not including as footnoted).  Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate.  Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the depositary with respect to the Global Warrants (the “Depositary”) in accordance with instructions given by the Holder thereof.  The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Warrant Agent.  Upon request, a Holder may receive from the Depositary and the Warrant Agent separate Definitive Warrants as set forth in Section 6 below.  Any certificates (the “Warrant Certificates”) evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Warrant Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

SECTION 4.           Execution of Warrant Certificates.  Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President and Chief Executive Officer or a Senior Vice President and by its Secretary or an Assistant Secretary under its corporate seal.  Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President and Chief Executive Officer, Senior Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President and Chief Executive Officer, Senior Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.  The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

Warrant Certificates shall be dated the Effective Date.

SECTION 5.           Registration and Countersignature.  The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

Warrant Certificates shall be countersigned manually or by facsimile by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President and Chief Executive Officer or a Senior Vice President of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Warrant Agreement.

The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6.           Registration of Transfers and Exchanges.

(a)           Transfer and Exchange of Definitive Warrants.  When Definitive Warrants are presented to the Warrant Agent with a request:

(i)            to register the transfer of the Definitive Warrants; or

(ii)           to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

(x)            shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

(y)           in the case of any Restricted Warrant (as defined below), such request shall be accompanied by evidence, including an opinion of counsel if requested, reasonably satisfactory to the Company (and its counsel) that either:

(A)          the Restricted Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer; or

(B)           the Restricted Warrant is being transferred in reliance on an exemption from the registration requirements of the Securities Act.

The term “Restricted Warrant” means any Warrant which is evidenced by a Warrant Certificate bearing the Securities Act Legend (as defined below).

(b)           Exchange of a Definitive Warrant for a Beneficial Interest in a Global Warrant.  A Restricted Warrant may not be exchanged for a beneficial interest in a Global Warrant.  Upon receipt by the Warrant Agent of a Definitive Warrant that is not a Restricted Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with, written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants and Warrant Shares represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants and Warrant Shares represented by the Global Warrant to be increased accordingly.  If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants and Warrant Shares.

(c)           Transfer and Exchange of Global Warrants.  The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

(d)           Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.

(i)            Any person having a beneficial interest in a Global Warrant may, upon written request to the Warrant Agent, exchange such beneficial interest for a Definitive Warrant.  Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants and Warrant Shares represented by the Global Warrant to be reduced and, following such reduction, the Company shall execute and the Warrant Agent shall countersign, a Definitive Warrant.

(ii)           Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(d) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent.  The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

(e)           Restrictions on Transfer and Exchange of Global Warrants.  Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)            Countersigning of Definitive Warrants in Absence of Depositary.  If at any time:

(i)            the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

(ii)           the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by two officers of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

(g)           Securities Act Legend; Shareholder Agreement Legend.

(i)            Except as provided in Subsection 6(g)(iv) below, all Warrant Certificates evidencing any Warrants issued (x) in a private placement under Section 4(2) of the Securities Act or (y) to a statutory underwriter in accordance with Section 1145(b) of the Bankruptcy Code shall bear the Securities Act Legend.

(ii)           Except as provided in Subsection 6(g)(iv) below, any Warrants, Warrant Shares and any other securities issued or issuable with respect to any Restricted Warrants or restricted Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise shall bear the Securities Act Legend.

(iii)          The Securities Act Legend shall be in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND PURSUANT TO REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

(iv)          Upon any sale or transfer of a Restricted Warrant pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no Securities Act Legend is required, the Warrant Agent shall permit the Holder thereof to exchange such Restricted Warrant for a Warrant that does not bear the Securities Act Legend and rescind any restriction on the transfer of such Restricted Warrant; and

(v)           Any Warrants, Warrant Shares and any other securities issued or issuable with respect to the Warrants or the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise issued to (x) John W. Kluge, (y) the trust established pursuant to that certain Trust Agreement, dated May 30, 1984, as amended and restated and supplemented, between John W. Kluge, as Grantor and Stuart Subotnick, John W. Kluge and Chase Manhattan Bank as Trustees and (z) Stuart Subotnick shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE

ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STANDSTILL AGREEMENT DATED AS OF AUGUST 14, 2003, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

Such securities shall bear the above legend until receipt by the Company of evidence reasonable satisfactory to it that the legend is no longer required.

(h)           Cancellation of Global Warrant.  At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants, exercised, redeemed, repurchased or cancelled, all Global Warrants shall be returned to or retained and cancelled by the Warrant Agent.

(i)            Obligations with respect to Transfers and Exchanges of Warrants.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and this Section 6, Definitive Warrants and Global Warrants as required pursuant to the provisions of this Section 6.

(ii)           All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

(iii)          Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

(iv)          No service charge shall be made to a Holder for any registration, transfer or exchange.

SECTION 7.           Terms of Warrants; Exercise of Warrants.  Subject to the terms of this Warrant Agreement, and compliance with any applicable law, the registered Holder shall have the right, until 5:00 p.m., New York City time on the Expiration Date to exercise each Warrant for fully paid and non-assessable Common Share(s) of the Company upon the exercise of each Warrant and payment of the Exercise Price (as hereinafter defined) then in effect.

A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrant is then exercised.  Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Company.  In the alternative, each Holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the Holder of the Warrant Shares.  For purposes of the foregoing sentence, “fair market value” of the Warrant Shares shall be the Current Market Price of the Warrant Shares on the date immediately preceding the date of payment of the Exercise Price as determined by the procedures set forth in Section 11(e).  The exercise of Warrants by Holders of beneficial interest in Global Warrants shall be effected in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

If on the day which is 60 days prior to the Expiration Date, the Current Market Price of one Common Share is greater than the Exercise Price, the Company shall within 5 business days thereafter cause to be given to the Warrant Agent and cause the Warrant Agent to give to each Holder written notice stating that on the Expiration Date the Warrants will be deemed to have been exercised by the Holder pursuant to the net exercise provisions of this Section 7 and the Company will, in accordance with this Section 7, issue and cause to be delivered to such Holder a certificate or certificates for the full number of Warrant Shares issuable upon such exercise, as calculated in accordance with this Section 7, unless the Holder elects, by written notice provided to the Company no less than 5 business days before the Expiration Date, to have those Warrants held by it not exercised, in which case such Warrants shall become void and all rights thereunder and all rights in respect thereof shall cease as of such time.  The Company, in its sole discretion, may require any Holder to surrender the Warrants.

Subject to the provisions of Section 8 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall promptly transfer to the Holder of such Warrant Certificate a certificate or certificates for the appropriate number of Warrant Shares or, if required by this Warrant Agreement, other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13.  Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

The Warrants shall be immediately exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent.  Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.  The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

SECTION 8.           Payment of Taxes.  No service charge shall be made to the Holder for any exercise, exchange or registration of transfer of a Warrant Certificate, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any new certificates evidencing the Warrants or any certificates for Warrant Shares in a name other than that of the registered Holder upon the exercise of Warrants, and the Company or the Warrant Agent shall not be required to issue or deliver such new certificates evidencing the Warrants or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 9.           Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign in exchange and substitution for, and upon cancellation of, the Warrant Certificate, if mutilated or in lieu of and substitution for the Warrant Certificate, if lost, stolen or destroyed, a new certificate of like tenor evidencing an equal number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and Warrant Agreement of such loss, theft or destruction and indemnity and security therefor, if requested, also satisfactory to the Company and the Warrant Agent.  Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or Warrant Agent may prescribe.

SECTION 10.         Reservation of Warrant Shares.  The Company will at all times reserve and keep available, free from preemptive rights, or any other actual contingent purchase rights of persons other than the Holders out of the aggregate of its authorized but unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Common Shares which may then be deliverable upon the exercise of all outstanding Warrants.

The transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.  The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement.  The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to this Warrant Agreement.

Before taking any action which would cause an adjustment pursuant to Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take all corporate action necessary, in the opinion of its counsel (which may be counsel employed by the Company), in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment or other satisfaction of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

SECTION 11.         Adjustment of Exercise Price and Number of Warrant Shares Issuable.  The Exercise Price and the number and kind of shares of capital stock issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

(a)           Adjustment for Change in Common Shares.

If the Company:

(i)            pays a dividend or makes a distribution on its outstanding Common Shares in shares of its capital stock or any other class of capital stock payable in Common Shares;

(ii)           splits or subdivides its outstanding Common Shares into a greater number of shares;

(iii)          combines its outstanding Common Shares into a smaller number of shares; or

(iv)          issues by reclassification of its Common Shares any shares of any class of its capital stock,

then the Exercise Price and/or the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Adjustment for Rights Issue.

If the Company shall issue any rights, options or warrants entitling all of the holders of Common Shares to subscribe for or purchase Common Shares, then, and in such event, the Holder may subscribe for or purchase such amount of rights, options or warrants in proportion to such Holder’s proportionate diluted ownership interest in the Company assuming the exercise of all Warrants and other securities convertible into or exchangeable for Common Shares outstanding at the time of such issuance.

The adjustment shall be made successively whenever any such rights, options or warrants are issued.

(c)           Adjustment for Other Distributions.

If the Company distributes to all holders of its Common Shares any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Company (other than (i) cash dividends payable out of consolidated earnings or earned surplus or (ii) distributions referred to in Subsection 11(a) or 11(b)), the Exercise Price shall be adjusted in accordance with the following formula:

E’	=	E x M - F
M

where:

E’    =      the adjusted Exercise Price per share.

E      =      the current Exercise Price per share.

M    =      the Ninety-Day Current Market Price per Common Share on the record date mentioned in the immediately succeeding paragraph.

F      =      the fair market value on the record date of the assets, securities, rights or warrants applicable to one Common Share.  The fair market value shall be determined by the good faith business judgment of the Company’s Board of Directors, whose determination shall be conclusive.

The adjustment shall be made successively whenever any such distribution is made and shall become effective at the opening of business on the day next following the record date for the determination of shareholders entitled to receive such dividend or distribution.

(d)           Events Pursuant to which this Section 11 Does not Apply.

Subsections 11(b) and 11(c) do not apply to the issuance of rights by the Company as contemplated by the Rights Offering in the Plan.

(e)           Current Market Price, Ninety-Day Current Market Price and Trading Day.

“Current Market Price” at any date shall be with respect to Common Shares (i) the closing sale price per share thereof as officially reported for the 30 consecutive Trading Days ending one day prior to the date in question as reported (x) by the principal national securities exchange on which the Common Shares are listed or admitted to trading or (y) on the NASDAQ Stock Market or similar organization if NASDAQ is no longer reporting such information, (ii) if the Common Shares are not listed or quoted on a national securities exchange or the NASDAQ Stock Market, the average of the closing bid and ask prices of the Common Shares in the over-the-counter market as officially reported by the National Association of Securities Dealers, Inc., (iii) or if the Common Shares are not so reported, as reported in the “Pink Sheet” by the National Quotation Bureau Incorporated (or any similar organizations or agencies succeeding its functions of reporting prices) for the 30 consecutive Trading Days ending one day prior to the date in question or such other relevant period as determined by the Company or (iv) if the Common Shares are not so quoted or no longer traded, the fair market value of a Common Share as determined in good faith business judgment of the Company’s Board of Directors, whose determination shall be conclusive.

“Ninety-Day Current Market Price” at any date shall be with respect to Common Shares (i) the closing sale price per share thereof as officially reported for the 90 consecutive Trading Days ending one day prior to the date in question as reported (x) by the principal national securities exchange on which the Common Shares are listed or admitted to trading or (y) on the NASDAQ Stock Market or similar organization if NASDAQ is no longer reporting such information, (ii) if the Common Shares are not listed on a national securities exchange or the NASDAQ Stock Market, the average of the closing bid and ask prices of the Common Shares in the over-the-counter market as officially reported by the National Association of Securities Dealers, Inc., (iii) or if the Common Shares are not so reported, as reported in the “Pink Sheet” by the National Quotation Bureau Incorporated (or any similar organizations or agencies succeeding its functions of reporting prices) for the 90 consecutive Trading Days ending one day prior to the date in question or such other relevant period as determined by the Company or (iv) if the Common Shares are not so quoted or no longer traded, the fair market value of a Common Share as determined in good faith business judgment of the Company’s Board of Directors, whose determination shall be conclusive.

“Trading Day” shall mean (i) a day on which the Common Shares are traded on the principal national securities exchange or NASDAQ Market on which the Common Shares have been listed or quoted, or (ii) if the Common Shares are not listed or quoted on any principal national securities exchange or market, a day on which the Common Shares are traded in the over-the-counter market, as officially reported by the National Association of Securities Dealers, Inc., or (iii) if the Common Shares are not so reported, a day on which the Common Shares are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organizations or agencies succeeding its functions of reporting prices).

(f)            When De Minimis Adjustment May Be Deferred.

No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(g)           When No Adjustment Required.

No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Shares...

(h)           Notice of Adjustment.

Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 14 hereof.

(i)            Voluntary Reduction.

The Company from time to time may, as the Company’s Board of Directors deems appropriate, reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Exercise Price be less than the par value of a Common Share.

Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction.  The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect.  The notice shall state the reduced Exercise Price and the period for which it will be in effect.

A voluntary reduction of the Exercise Price pursuant to this Section 11(i), other than a reduction which the Company has irrevocably committed will be in effect for as long as any Warrants are outstanding, does not change or adjust the Exercise Price otherwise in effect for purposes of this Section 11.

(j)            Reorganization of the Company.

(i)            If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person or reclassifies its Common Shares, upon consummation of such event, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer, lease or reclassification if the Holder had exercised the Warrants immediately before the effective date of the transaction.

(ii)           If, and at the time that, this Subsection (j) applies, then Subsections (a), (b) and (c) of this Section 11 and the adjustment events thereunder will not apply with respect to the event specified in this Subsection (j).

(k)           Company Determination Final.  Any determination that the Company or the Company’s board of directors must make pursuant to this Section 11 shall be conclusive to the extent made in good faith provided in this Section 11

SECTION 12.         Statement on Warrants.  Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

SECTION 13.         Fractional Interests.  The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants.  If more than one Warrant shall be presented for exercise at the same time by the Holder, the full number of Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay to the Holder an amount in cash equal to the product of (i) such fraction of a Warrant Share multiplied by (ii) the difference of the Current Market Price of a Common Share over the Exercise Price.

SECTION 14.         Notice to Warrant Holders.  Upon any adjustment of the Exercise Price pursuant to Section 11 hereof, the Company shall within 15 days thereafter give to the Warrant Agent and use commercially reasonable efforts to cause the Warrant Agent to give to each Holder at the Holder’s address appearing in the Warrant register written notice of such adjustments which notice shall specify, in reasonable detail, the type of adjustments made and the calculations performed in making such adjustments by first-class mail, postage prepaid.  Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

(a)           In case:

(i)            the Company shall authorize the issuance to all holders of Common Shares of rights, options or warrants to subscribe for or purchase Common Shares or any other subscription of rights or warrants;

(ii)           the Company shall authorize the issuance to all holders of Common Shares of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Shares or distributions referred to in Subsection (a) of Section 11 hereof);

(iii)          of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for Common Shares;

(iv)          of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)           the Company proposes to take or takes any action (other than actions of the character described in Section 11(a)) which would require an adjustment of the Exercise Price pursuant to Section 11;

and if, and only if, the Company has provided similar notice to holders of record of Common Stock, then the Company shall give to the Warrant Agent and use commercially reasonable efforts to cause the Warrant Agent to give to the Holder at his, her or its address appearing in the Warrant register, at least 10 days prior (or such shorter period if a shorter period is provided to holders of record of Common Stock) to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for

Common Stock, or (C) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, or winding up, or the vote upon any action.

(b)           If the Company takes any action that would require an adjustment in the Exercise Price pursuant to Subsection (a) of Section 11, the Company shall mail to the Holder a notice at least 10 days before such date stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision or reclassification.  Failure to mail the notice or any defect in the notice shall not affect the validity of the transaction.

Nothing contained in this Warrant Agreement or any Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

SECTION 15.         Merger, Consolidation or Change of Name of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 17.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder’s last address as shown on the register maintained by the Warrant Agent pursuant this Warrant Agreement.  In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

SECTION 16.         Warrant Agent.  The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

(a)           The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.  The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

(b)           The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company.

(c)           The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(d)           The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e)           The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of its negligence or bad faith.

(f)            The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity.  All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

(g)           The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(h)           The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own negligence or bad faith.

(i)            The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same.  The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

(j)            The Warrant Agent shall be entitled to rely on the statements of the Company and the Holders, and shall be under no duty or responsibility with respect to any such statements.

(k)           The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

SECTION 17.         Resignation and Removal of Warrant Agent; Appointment of Successor.  No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein.  The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own negligence of willful misconduct) after giving written notice to the Company.  The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid.  The Warrant Agent shall, at the Company’s expense, mail (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be.  Upon such resignation or removal, the Company shall appoint in writing a new warrant agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent.  Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000.  The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority.  After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent.  Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent.  Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

SECTION 18.         Notices to Company and Warrant Agent.  Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

AboveNet, Inc.
360 Hamilton Avenue
White Plains, New York 10601
Telecopy:  (914) 421-6793
Telephone:  (914) 421-6700
Attention:   General Counsel

With a copy to:

Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036

Telecopy: (212) 479-6275

Telephone: (212) 479-6078

Attn:  Lawrence C. Gottlieb, Esq.

In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Warrant Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

American Stock Transfer & Trust Company
55 Maiden Lane

New York, New York 10004
Telephone:  (212) 936-5100

Attention:  Office of the General Counsel

SECTION 19.         Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates.  Any amendment or supplement to this Warrant Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a two-thirds of the then outstanding Warrants.  The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased.  The Warrant Agent shall be entitled to receive and, subject to Section 16, shall be fully protected in relying upon, an officers’ certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

SECTION 20.         Successors.  All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 21.         Termination.  This Warrant Agreement (other than any party’s obligations with respect to Warrants previously exercised and with respect to indemnification under Section 16) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

SECTION 22.         Governing Law.  This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of New York and for all purposes shall be construed in accordance with the internal laws of said state.

SECTION 23.         Benefits of This Warrant Agreement.

(i)            Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

(ii)           Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.  The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

(b)           All rights of action in respect of this Warrant Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder’s Warrants in the manner provided in this Warrant Agreement.

SECTION 24.         Counterparts.  This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

ABOVENET, INC.

		By:	/s/ Michael A. Doris
		Name:	Michael A. Doris
		Title:	SVP & CFO

[Seal]

Attest:	/s/ Robert Sokota
Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Name:

Title:

[Seal]

Attest:
Secretary

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

ABOVENET, INC.

By:
Name:
Title:

[Seal]

Attest:
Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

		By:	/s/ Joseph Wolf
		Name:	Joseph Wolf
		Title:	Vice President

[Seal]

Attest:	/s/ Susan Silber
Asst. Secretary

EXHIBIT A

[Form of Warrant Certificate]

[Face]

No.	Warrants

Warrant Certificate

ABOVENET, INC.

This Warrant Certificate certifies that                     , or its registered assigns, is the registered holder of Warrants expiring September 8, 2008 (the “Warrants”) to purchase Common Stock, par value $.01 (the “Common Stock”), of AboveNet, Inc., a Delaware corporation (the “Company”).  Each Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. New York City Time on September 8, 2008, to receive from the Company one fully paid and nonassessable share of Common Stock (the “Warrant Shares”) at the initial exercise price (the “Exercise Price”) of $20.00 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.  The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

This Warrant is immediately exercisable.  No Warrant may be exercised after 5:00 p.m., New York City Time on September 8, 2008, and to the extent not exercised by such time such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, AboveNet, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
ABOVENET, INC.

By:
Name:
Title:

By:
Name:
Title

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Authorized Signature

[Form of Warrant Certificate]

[Reverse]

[Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.  The Depository Trust Company (“DTC”), (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent.  Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring September 8, 2008 entitling the holder on exercise to receive shares of Common Stock, par value $.01, of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of November     , 2003 (the “Warrant Agreement”), duly executed and delivered by the Company to American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.  A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

Warrants are immediately exercisable and may be exercised at any time prior to 5:00 p.m., New York City Time on September 8, 2008.  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent.  In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.  No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted.  No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the

(1)   This is to be included only if the Warrant is in global form.

Company will pay the cash value thereof determined as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificate’s of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

Method of Election:
(Choose 1)

☐	Payment of Cash

☐	Net Exercise of Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                    shares of Common Stock and herewith tenders payment for such shares to the order of ABOVENET, INC., either in the amount of $                   in accordance with the terms hereof or pursuant to the net exercise provision for this Section 4 of the Warrant Agreement.  The undersigned requests that a certificate for such shares be registered in the name of                               , whose address is                             and that such shares be delivered to                                 , whose address is                               .  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                                               , whose address is                          , and that such Warrant Certificate be delivered to                              , whose address is                                   ..

Signature

Date:

Signature Guaranteed

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the assignee(s) named below (including the undersigned with respect to any shares of common stock for which the Warrants represented by the within Warrant Certificate are exercisable but the right to exercise for which is not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants as are set forth below:

Name(s) of Assignees	Address	Social Security or other Identifying number of Assignee(s)	Number of Warrants being assigned

and does hereby irrevocably constitute and appoint                                     the undersigned’s attorney to make such transfer on the books of AboveNet, Inc. maintained for that purpose with full power of substitution in the premises.

Dated:				(1)
	(Signature of Owner)

	(Street Address)

	(City)	(State)	(ZIP Code)

	Signature Guaranteed by:

This assignment must comply with the provisions of Section 6 of the Warrant Agreement governing this warrant.

(1)           The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor Institution pursuant to S.E.C. Rule 17Ad-15.

SCHEDULE OF EXCHANGES OF DEFINITIVE WARRANTS(2)

The following exchanges of a part of this Global Warrant for definitive Warrants have been made:

Date of Exchange	Amount of decrease in Number of Warrants in this Global Warrant	Amount of increase in Number of Warrants in this Global Warrant	Number of Warrants in this Global Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

(2)   This is to be included only if the Warrant is in global form